Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of 1Life Healthcare, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Amir Dan Rubin, Chief Executive Officer and President of the Company, and Bjorn Thaler, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2022	By:	/s/ Amir Dan Rubin

Amir Dan Rubin Chief Executive Officer and President (Principal Executive Officer)

Date: May 4, 2022	By:	/s/ Bjorn Thaler

Bjorn Thaler Chief Financial Officer (Principal Financial and Accounting Officer)